Exhibit 4.4

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

ADVANTAGENE, INC.

WARRANT TO PURCHASE COMMON STOCK

No.	, 2018

VOID AFTER                     , 2023

THIS CERTIFIES THAT, for value received, PBM ADV HOLDINGS, LLC, or its assigns (the “Holder”), is entitled to subscribe for and purchase from ADVANTAGENE, INC., a Delaware corporation (the “Company”), that number of shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”) as is equal to the Warrant Number (as hereinafter defined) at an exercise price of $2.7696 per share, as subject to adjustment as provided herein (the “Exercise Price”). This Warrant to Purchase Common Stock (“Warrant”) is being purchased pursuant to the terms of that certain Series B Preferred Stock Purchase Agreement, dated                     , 2018, among the Company, the Holder and the other parties thereto (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

1. EXERCISE OF WARRANT. Subject to Section 7 hereof, the rights represented by this Warrant may be exercised in whole or in part at any time during the period from the Trigger Date through 5:00 p.m. (Eastern time)                     , 2023 (the “Exercise Period”), by delivery of the following to the Company at its address listed on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(a) an executed Notice of Exercise in the form attached hereto;

(b) payment of the Exercise Price in cash, by wire transfer to an account of the Company, or by check payable to the order of the Company; and

(c) this Warrant.

For purposes of the foregoing, “Warrant Number” shall mean, as of any given date, the number of shares of Common Stock determined in accordance with Exhibit A attached to this Warrant. The “Trigger Date” shall mean the date, if any, upon which the Company closes upon an Equity Financing or a Deemed Liquidation Event (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation), in each case, at a price greater than or equal to $4.66 per share. “Equity Financing” means a bona fide sale of equity securities of the Company to a party or parties resulting in at least $20,000,000 in gross proceeds to the Company from parties other than the Holder or its affiliates. Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder, or persons affiliated with the Holder if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the maximum number of shares of Common Stock purchasable hereunder assuming the satisfaction of all conditions set forth on Exhibit A, the Company shall, concurrently with the issuance by the Company of the number of shares of Common Stock for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of shares of Common Stock purchasable hereunder; provided, however, that in calculating the Warrant Number as of any given date thereafter, the number of shares of Common Stock for which this Warrant has previously been exercised shall be deducted from the then-current Warrant Number.

The person in whose name any certificate or certificates for the shares of Common Stock are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

On the last day of the Exercise Period, if this Warrant has not previously been exercised it will be deemed exercised by Net Exercise pursuant to Section 2 below; provided that on such date the fair market value of one share of Common Stock is greater than the Exercise Price. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 7 by so indicating in the Notice of Exercise. Notwithstanding anything to the contrary set forth herein, in the event the Trigger Date does not occur prior to the expiration of the Exercise Period or the earlier termination of this Warrant in accordance with Section 7 below, then this Warrant shall terminate and shall no longer be in force and effect and, consequently, shall not be exercised or deemed exercised pursuant to this Section 1, Section 2 or otherwise.

2. NET EXERCISE. In lieu of exercising this Warrant pursuant to Section 1, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of shares of Common Stock equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

X     =    Y (A – B)

                    A

Where:

X    =    The number of shares of Common Stock to be issued to the Holder

Y    =    The number of shares of Common Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A    =    The fair market value of one share of Common Stock (at the date of such calculation)

B    =    The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one share of Common Stock shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that:

(i) where a public market exists for the Company’s Common Stock at the time of such exercise, the fair market value per share of Common Stock shall be the average of the closing bid prices of the Common Stock or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value; and

(ii) if this Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share of Common Stock shall be the per share offering price to the public of the Company’s initial public offering.

3. COVENANTS OF THE COMPANY. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4. REPRESENTATIONS OF HOLDER.

(a) Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and any shares of Common Stock issued hereunder solely for its account for investment and not with a view to or for sale or distribution of said Warrant or shares of Common Stock or any part thereof. The Holder also represents that the entire legal and beneficial interests of this Warrant and any shares of Common Stock issued hereunder is and will be acquired and held for its account only.

(b) Securities Are Not Registered.

(a) The Holder understands that this Warrant and Common Stock have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that this Warrant and any shares of Common Stock issued hereunder must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register this Warrant or Common Stock, or to comply with any exemption from such registration.

(c) The Holder is aware that neither this Warrant nor Common Stock may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

(c) Disposition of this Warrant and any Shares of Common Stock.

(a) The Holder further agrees not to make any disposition of all or any part of this Warrant or any shares of Common Stock issued hereunder in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, satisfactory to the Company, to the effect that such disposition will not require registration of such Warrant or such shares of Common Stock under the Act or any applicable state securities laws.

(b) The Holder understands and agrees that all certificates evidencing any shares of Common Stock to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

(d) Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK.

(a) Changes in Securities. In the event of changes in Common Stock by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Common Stock available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. For the purposes of this Section 5 and Section 8, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of shares of Common Stock subject to this Warrant.

5.3 Notice of Adjustment. Upon any adjustment in accordance with this Section 5 or Section 8 below, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All shares of Common Stock (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise of this Warrant would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one share of Common Stock by such fraction.

7. EARLY TERMINATION.

(a) In the event, at any time during the Exercise Period, the Company closes on a Deemed Liquidation Event (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation), the Company shall provide to the Holder not less than twenty (20) days advance written notice of such Deemed Liquidation Event, and if (i) the Trigger Date has occurred prior to, or will happen in connection with, the closing of the Deemed Liquidation Event, and (ii) the Holder does not exercise this Warrant in accordance with Section 1, this Warrant will be automatically exercised in accordance with Section 2.

(b) In the event that the Trigger Date does not occur on or before the occurrence of a Listing Date, then all of Holder’s rights under this Warrant shall terminate and this Warrant shall expire in its entirety, be null and void, and no longer in force and effect. The Listing Date means the first date upon which shares of Common Stock of the Company are listed for trading on a national securities exchange in the United States, the over-the-counter bulletin board, the OTCQB, or the “pink sheets” of OTC Market Group, Inc. (or any successor organization).

8. REORGANIZATION. In the event of, at any time during the Exercise Period, any capital reorganization of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares) (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of the Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and the Exercise Price shall be appropriately adjusted so that the Aggregate Exercise Price after such Organic Change shall be equal to the Aggregate Exercise Price immediately prior to such Organic Change; provided, however, that this Warrant, as adjusted pursuant to this Section 8, shall terminate in accordance with Section 7 if not exercised prior to the closing of a Deemed Liquidation Event.

9. MARKET STAND-OFF AGREEMENT. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Holder, for a period of time specified by the managing underwriter(s) (not to exceed 180 days unless the Company’s underwriters request an extension of such period in order to comply with the rules of any securities exchange on which the Common Stock is proposed to be listed) following the effective date of a registration statement of the Company filed under the Act in connection with the Company’s initial public offering. The Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10. NOTIFICATION OF CERTAIN EVENTS. Prior to the expiration of the Exercise Period or the earlier termination of this Warrant pursuant to Section 7, in the event that the Company shall authorize:

(a) the voluntary liquidation, dissolution or winding up of the Company; or

(b) any Deemed Liquidation Event; or

(c) any dividend or other distribution payable to the holders of the Company’s Common Stock,

the Company shall send to the Holder of this Warrant at least twenty (20) business days prior written notice of the expected effective date of any such event specified in clauses (a) through (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.

11. NO IMPAIRMENT. The Company will not amend its Certificate of Incorporation or reorganize, consolidate, merge, dissolve, sell assets or enter into any other voluntary action, for the primary purpose and with the intention of avoiding or seeking to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 15 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

12. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

13. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

14. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation in lieu of this Warrant; provided, however, if any Warrant of which the original holder, its nominee, or any of its partners or affiliates is the registered holder is lost, stolen or destroyed, the affidavit of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the registered holder’s unsecured written agreement to indemnify the Company.

15. AMENDMENT. Any term of this Warrant may be amended or waived only with the written consent of the Company and Holder.

16. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed e-mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holder at such address as the Holder has previously designated in writing to the Company or at such other address as the Company or the Holder may designate by written notice.

17. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

18. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware without giving effect to conflicts of laws principles.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the day and year first written above.

ADVANTAGENE, INC.

By:
Name:
Title:

Address:

SIGNATURE PAGE TO WARRANT

Exhibit A

Warrant Number

The term “Warrant Number” shall mean the number of shares Common Stock into which this Warrant is exercisable as of any given date during the Exercise Period, determined as follows:

1.	The Warrant Number shall be 0 until such time as the Company achieves Milestone 1;

2.

The Warrant Number shall be 2,256,655 (A) from and after the first date on which either (i) the Company closes upon an Equity Financing or a Deemed Liquidation Event (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation), in each case, at a price of at least $5.07 per share or (ii) the Average Market Price (as defined below) equals $5.07 per share (such date being referred to herein as “Milestone 1”), and (B) until such time as the Company achieves Milestone 2;

3.

The Warrant Number shall be 4,513,310 (A) from and after the first date on which either (i) the Company closes upon an Equity Financing or a Deemed Liquidation Event (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation), in each case, at a price of at least $5.37 per share or (ii) the Average Market Price equals $5.37 per share (such date being referred to herein as “Milestone 2”), and (B) until such time as the Company achieves Milestone 3;

4.

The Warrant Number shall be 6,769,964 (A) from and after the first date on which either (i) the Company closes upon an Equity Financing or a Deemed Liquidation Event (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation), in each case, at a price of at least $5.67 per share or (ii) the Average Market Price equals $5.67 per share (such date being referred to herein as “Milestone 3”), and (B) until such time as the Company achieves Milestone 4; and

5.

The Warrant Number shall be 9,026,618 from and after the first date on which either (i) the Company closes upon an Equity Financing or a Deemed Liquidation Event (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation), in each case, at a price of at least $5.97 per share or (ii) the Average Market Price equals $5.97 per share (such date being referred to herein as “Milestone 4”).

For purposes hereof, the following terms shall have the following meanings:

(i) “Market Price” shall mean, on any given day, the last reported sale price for one share of the Company’s common stock on the principal national securities exchange on which the shares of the Company’s common stock are listed or admitted to trading as reported in The Wall Street Journal (or, if not reported thereby, another alternative source as chosen by mutual agreement of the Company and the Holder);

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(ii) “Applicable Trading Day” shall mean a day on which the principal national securities exchange on which the shares of the Company’s common stock are listed or admitted to trading is open for trading and on which the trading volume of the Company’s common stock as at least 50,000 shares; and

(iii) “Average Market Price” shall mean the average Market Price of the Company’s stock for the ten immediately preceding consecutive Applicable Trading Days up to and including the day prior to the date of determination.

For the avoidance of doubt, (1) the Average Market Price shall be deemed to be $0.00 until such time as shares of the Company’s common stock are listed or admitted to trading on a national securities exchange, and (2) upon the achievement of any of Milestone 1, Milestone 2, Milestone 3 or Milestone 4 as of any given date, such milestone will be deemed to have been met even if the Market Price or Average Market Price subsequently falls below the applicable price threshold.

Notwithstanding anything to the contrary in this Warrant, including this Exhibit A, in no event shall (i) the Warrant Number exceed 9,026,618, and (ii) the aggregate number of shares issuable upon exercise of this Warrant exceed 9,026,618 shares of Common Stock, subject in each case of (i) and (ii) to appropriate adjustment in accordance with the terms herein. In the event of any adjustments to the number of shares of Common Stock issuable pursuant to this Warrant in accordance with the terms of the Warrant, the number of shares set forth in this Exhibit A for each of Milestone 1, Milestone 2, Milestone 3 and Milestone 4 shall be proportionally adjusted. In the event of any adjustments to the Exercise Price in accordance with the terms of the warrant, the prices per share set forth in this Exhibit A for each of Milestone 1, Milestone 2, Milestone 3 and Milestone 4 shall be proportionally adjusted.

2

NOTICE OF EXERCISE

TO: ADVANTAGENE, INC.

(1)    ☐    The undersigned hereby elects to purchase              shares of Common Stock, par value $0.01 (the “Common Stock”) of Advantagene, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐    The undersigned hereby elects to purchase              shares of Common Stock pursuant to the terms of the net exercise provisions set forth in Section 2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

☐    This is a conditional exercise pursuant to Section 1 of the attached Warrant.

(2) Please issue a certificate or certificates representing said Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the period of time prescribed by Rule 144, that among the conditions for use of the rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

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(Date)	(Signature)

(Print name)

2

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:                  , 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of this Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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AMENDMENT TO

WARRANTS TO PURCHASE COMMON STOCK

This Amendment to Warrants to Purchase Common Stock (this “Amendment”), dated as of July     , 2021 (the “Effective Date”) is made by and among PBM ADV Holdings, LLC (“PBM”) and GTAM1 2012 LLC (“GTAM1” and, together with PBM, the “Holders”) and Candel Therapeutics, Inc. (f/k/a Advantagene, Inc.) (the “Company”).

WHEREAS, the Company issued to PBM a Warrant to Purchase Common Stock, certificate no. CSW-116, dated November 13, 2018 (the “Original Warrant”) pursuant to which PBM was granted the right to purchase up to 9,026,618 shares of the Common Stock of the Company at a price per share of $2.7696;

WHEREAS, pursuant to a warrant power dated December 31, 2018, PBM transferred warrants to purchase 696,851 shares of the Common Stock of the Company to GTAM1 2012 ADV LLC, the Original Warrant was cancelled and PBM was subsequently reissued a new Warrant to Purchase Common Stock, certificate no. CSW-118 (the “PBM Warrant”), pursuant to which PBM has the right to purchase up to 8,329,767 shares of the Common Stock of the Company at a price per share of $2.7696, subject to certain vesting conditions, with GTAM1 2012 ADV LLC being issued a Warrant to Purchase Common Stock, certificate no. CSW-120 (the “GTAM1 Warrant” and together with the PBM Warrant, the “Warrants”), which was subsequently transferred to GTAM1 and pursuant to which GTAM1, as the holder of the GTAM1 Warrant, has the right to purchase up to 696,851 shares of the Common Stock of the Company at a price per share of $2.7696, subject to certain vesting conditions;

WHEREAS, the Company is planning to raise additional capital from investors in a public offering (the “IPO”);

WHEREAS, the Company desires to induce the Holders to approve certain matters in order to permit the Company to complete the IPO;

WHEREAS, under Section 15 of each Warrant, each Warrant may be amended with the written consent of the Company and the respective Holder;

WHEREAS, the Company and each Holder hereby amend the Warrants in accordance with and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. Definitions. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Warrants.

2. Amendment to Company Name. All references to “Advantagene, Inc.” in the Warrants are hereby amended to read as follows: “Candel Therapeutics, Inc. (f/k/a Advantagene, Inc.)”.

3. Amendment to Termination Date. The phrase “Void After November 13, 2023” on the face of each Warrant is hereby amended to read as follows: “Void After November 13, 2025”.

4. Amendments to Section 1.

(a) The first paragraph of Section 1 of each Warrant is hereby amended to read as follows:

“The rights represented by this Warrant may be exercised in whole conditioned upon (and effective immediately prior to) the consummation of a Sale Event (as defined below) during the period from the date of this Warrant through 5:00 p.m. (Eastern time) November 13, 2025 (the “Exercise Period”), by delivery of the following to the Company at its address listed on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(a) an executed Notice of Exercise in the form attached hereto;

(b) payment of the Exercise Price in cash, by wire transfer to an account of the Company, or by check payable to the order of the Company; and

(c) this Warrant.”

(b) The second paragraph of Section 1 of each Warrant is hereby amended to read as follows:

“For purposes of the foregoing: (i) “Warrant Number” shall mean, as of any given date, the number of shares of Common Stock determined in accordance with Exhibit A attached to this Warrant, and (ii) “Sale Event” means (1) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (2) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (3) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (4) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder, or persons affiliated with the Holder if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

(c) The second and third sentence of the fourth paragraph of Section 1 of each Warrant are hereby deleted.

5. Amendment to Section 2. Section 2 of each Warrant is hereby amended and restated to read in its entirety as follows:

“2. NET EXERCISE. In lieu of exercising this Warrant pursuant to Section 1, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of shares of Common Stock equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

X    =    Y (A – B)

                    A

Where:

X    =    The number of shares of Common Stock to be issued to the Holder

Y    =    The number of shares of Common Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A    =    The fair market value of one share of Common Stock (at the date of such calculation)

B    =    The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value per share of Common Stock shall be the average of the closing bid prices of the Common Stock or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value.”

6. Amendment to Section 4. The first paragraph of Section 4(c) of each Warrant is hereby amended to read as follows:

“(a) Other than in connection with transfers to bona fide affiliates of the Holder for no consideration, the Holder further agrees not to make any disposition of all or any part of this Warrant or any shares of Common Stock issued hereunder in any event unless and until:”

7. Amendment to Section 5. Section 5(a) of each Warrant is hereby amended and restated to read in its entirety as follows:

“(a) Changes in Securities. In the event of changes in Common Stock by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Common Stock available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. For the purposes of this Section 5 and Section 8, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of shares of Common Stock subject to this Warrant.”

8. Amendment to Section 7. Section 7 of each Warrant is hereby amended and restated to read in its entirety as follows:

“7. [RESERVED].”

9. Amendment to Section 8. Section 8 of each Warrant is hereby amended and restated to read in its entirety as follows:

“8. REORGANIZATION. In the event of, at any time during the Exercise Period, any capital reorganization of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares) (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of the Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and the Exercise Price shall be appropriately adjusted so that the Aggregate Exercise Price after such Organic Change shall be equal to the Aggregate Exercise Price immediately prior to such Organic Change.”

10. Amendment to Section 9. Section 9 of each Warrant is hereby amended and restated to read in its entirety as follows:

“9. [RESERVED].”

11. Amendment to Section 10. Section 10 of each Warrant is hereby amended and restated to read in its entirety as follows:

“10. NOTIFICATION OF CERTAIN EVENTS. Prior to the expiration of the Exercise Period , in the event that the Company shall authorize:

(b) the voluntary liquidation, dissolution or winding up of the Company; or

(c) any Sale Event; or

(d) any dividend or other distribution payable to the holders of the Company’s Common Stock,

the Company shall send to the Holder of this Warrant at least twenty (20) business days prior written notice of the expected effective date of any such event specified in clauses (a) through (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.”

12. Amendment to Exhibit A. Exhibit A of each Warrant is hereby amended to insert the following as the first paragraph therein:

“The term “Equity Financing” means a bona fide sale of equity securities of the Company to a party or parties resulting in at least $20,000,000 in gross proceeds to the Company from parties other than the Holder or its affiliates.”

13. Effect of Amendment. Except as otherwise provided herein, all of the provisions of the Warrants are hereby ratified and confirmed and all the terms, conditions and provisions thereof remain in full force and effect.

14. Governing Law. It is understood and agreed that the construction and interpretation of this Amendment shall at all times and in all respects be governed by the laws of the State of Delaware, without regard to its rules of conflicts or choice of laws.

15. Counterparts; Facsimile. This Amendment may be executed in one or more counterpart copies, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

COMPANY:	CANDEL THERAPEUTICS, INC.

By:
Name:
Title:

HOLDERS:	PBM ADV HOLDINGS, LLC
By: PBM Capital Group, LLC

By:
	Name:	Paul B. Manning
	Title:	CEO

GTAM1 2012 LLC

By:
Name:
Title: